As filed with the Securities and Exchange Commission on
                                 July 25, 2001.

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                              CONCEPT DIGITAL, INC.

                 (Name of Small Business Issuer in its Charter)

DELAWARE                                                                 22-3608370
(State or other jurisdiction of     (Primary Standard Industrial      (I.R.S. Employer
 incorporation or organization)      Classification Code Number)       Identification No.)

                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

                   (Address, including zip code, and telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                                  JAMEE KALIMI
                       PRESIDENT AND CHAIRMAN OF THE BOARD
                              CONCEPT DIGITAL, INC.
                         1221 BRICKELL AVENUE, SUITE 900
                              MIAMI, FLORIDA 33131
                                 (305) 539-0900

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:
                              GREGG E. JACLIN, ESQ.
                              ANSLOW & JACLIN, LLP
                             4400 ROUTE 9, 2ND FLOOR
                              FREEHOLD, NEW JERSEY
                          TELEPHONE NO.: (732) 409-1212
                          FACSIMILE NO.: (732) 577-1188

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF              AMOUNT TO BE REGISTERED            PROPOSED MAXIMUM              AMOUNT OF
SECURITIES TO BE REGISTERED                                            AGGREGATE OFFERING PRICE      REGISTRATION FEE
Common Stock, par value $.001 per share           4,032,978            $100,000                      $25.00

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED July    , 2001

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                              CONCEPT DIGITAL, INC.

                        4,032,978 SHARES OF COMMON STOCK

Our selling stockholders are offering to sell 3,032,978 shares of our common stock.

THE SECURITIES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 3.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this prospectus is ________________, 2001

                                       -i-

             PRICE TO PUBLIC             PROCEEDS TO
                                         COMPANY
Per Share    $.10                        $.10
Total        $100,000                    $100,000

Currently we have not established an underwriting arrangement for the sale of these shares. All funds that are received by this Company in the offering are available for immediate use. There is no minimum number of shares that must be sold before we can utilize the proceeds of this offering. Funds will not be placed in an escrow or similar account until a minimum amount has been raised.

Currently, the stock of Concept Digital is not rading on any public market. It is our intention to retain a market maker to apply for trading on the Over the Counter Bulletin Board ("OTC BB") following the effectiveness of this registration statement.
                                TABLE OF CONTENTS

SUMMARY FINANCIAL DATA.                                            2

ABOUT OUR COMPANY                                                  3

RISK FACTORS.                                                      3

SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS           15

USE OF PROCEEDS.                                                   15

MARKET PRICE OF OUR COMMON STOCK                                   15

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OR OPERATION.         16

BUSINESS                                                           22

MANAGEMENT                                                         32

PRINCIPAL STOCKHOLDERS                                             36

DILUTION                                                           37

SELLING STOCKHOLDERS                                               39

PLAN OF DISTRIBUTION                                               41

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                     42

DESCRIPTION OF SECURITIES.                                         42

DELAWARE BUSINESS COMBINATION PROVISIONS                           45

INDEMNIFICATION OF DIRECTORS AND OFFICERS.                         45

WHERE YOU CAN FIND MORE INFORMATION.                               46

TRANSFER AGENT.                                                    47

LEGAL MATTERS                                                      47

EXPERTS.                                                           47

INDEX TO FINANCIAL STATEMENTS                                      f-1

About Our Company

     Concept Digital, Inc. is a development stage company whose goal is to become a leading provider of digital imaging picture developing services to digital camera owners over the Internet. Through our on line services, we expect that digital camera users will be able to upload their digitally taken photographs via the Internet to our outsourced developing facility for processing. We anticipate creating images of a quality that is typically found only with traditional film reproductions, and that is far superior to those available with a desktop color printer. We expect that images will be printed to the customer's specification on standard, high-quality photographic paper, a broad variety of designer templates and greeting cards, or an assortment of novelties, such as T-shirts, mugs and hats. In addition, we anticipate that customers will be able to store and manage their digital pictures on-line.

     To date, we have not yet begun operations and have received no revenue. We have not provided these services to any customers and our web site is still in the early part of development. We are currently in discussion to acquire a leading provider of digital imaging picture developing services. It has been the objective of our discussions with this company to execute and implement as soon as practical a definitive acquisition agreement. Pending the execution of a definitive agreement, the Company has limited assets and is dependent on revenue from this offering and loans from affiliated parties to continue its operations.

     Our business is intended to capitalize on the extraordinary growth in digital imaging services, which is currently taking place and projected to continue. We anticipate the creation of a unique affiliate program, which may enable us to penetrate the market on a nationwide basis. This strategy capitalizes on trends within the digital photography marketplace and the desire of the digital camera retailers to participate in the e-commerce market expansion. The Concept Digital program intends to offer a low-cost e-commerce solution for traditional retailers, while providing an anticipated recurring revenue model for the Company. In addition, the Company plans to grow through the acquisition and development of other companies, technologies or entities.

How Our Company Is Organized

     We were incorporated under the name i-AntiqueAuction.com, Inc. in the State of Delaware on December 23, 1999 as a wholly owned subsidiary of i-Incubator.com, Inc. (OTCBB:INQU). On January 19, 2001, i-Incubator spun off our shares to its shareholders of record. On March 7, 2001, we changed our name to Photo America, Inc. and on April 18, 2001, we changed our name once again to Concept Digitial, Inc. to better reflect our new direction and emphasis as a provider of digital imaging services.

Where You Can Find Us

     We are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. Our telephone number is (305) 539-0900, our facsimile number is (305) 539-0901.

Summary Financial Data

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus.

     The following summary financial data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation" and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the period from December 23, 1999 (inception) to December 31, 2000 are derived from Concept Digital, Inc audited Financial Statements included the Form 10-SB and 10-KSB filed by the Company. The balance sheet data at March 31, 2001 are derived from Concept Digital, Inc.'s Financial Statements included the Form 10-QSB filed by the Company. The operating results for the three ended March 31, 2001 are not necessarily indicative of the results to be expected for the full year or for any future period.

                                     Period from       Period from
                                     (Date of                                    (Date of
                                     Inception) to     Three Months              Inception) to
                                     December 31,      Ended March 31,           December 31,
                                     2000              2001                      1999
                                     ----              ----                      ----
Statement of Operations Data:
Total Operating Expenses             $58,362           $ 6,958                   $3,600
Sales and Marketing.                       0                 0                        0
Research and Development                   0                 0                        0
General and administrative            58,362             6,958                    3,600

Risk Factors

     You should carefully consider the following risk factors and other information in this prospectus before deciding to become a shareholder of our common stock. Your investment in our common stock is highly speculative and involves a high degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment and you are not dependent on the funds you are investing.

     Please note that throughout this prospectus, the words "we", "our" or "us" refer to Concept Digital, Inc. and not to the selling stockholders.

We will require additional funds to achieve our current business strategy and our inability to obtain additional financing could have a material adverse effect on our ability to maintain business operations.

     Even with the proceeds from this offering we will need to raise additional funds through public or private debt or sale of equity to achieve our current business strategy of being a provider of digital imaging picture development services over the Internet. This financing may not be available when needed. Even if this financing is available, it may be on terms that we deem unacceptable or are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing would have a material adverse effect on the our ability to implement our acquisition and growth strategy, and as a result, could require us to diminish or suspend our acquisition strategy and possibly cease our operations.

Our independent auditors have issued a report in which they expressed substantial doubt about our ability to continue as a going concern.

     The report of our independent auditors on our financial statements for the year ended December 31, 2000 and for the three- month period ended March 31, 2001 contains an explanatory paragraph which indicates that we have recurring losses from operations. This report states that, because of these losses, there may be a substantial doubt about our ability to continue as a going concern. This report and the existence of these recurring losses from operations may make it more difficult for us to raise additional debt or equity financing needed to run our business and is not viewed favorably by analysts or investors. We urge potential investors to review this report before making a decision to invest in our company.

We have a limited operating history that you can use to evaluate us.

     Since its inception, Concept Digital has been engaged solely in start-up activities and has not commenced material operations in its core business of providing digital imaging services over the Internet. From its inception to the end of 2000, we were engaged in an entirely different line of business. We have not generated any revenues to date and have no significant assets or financial resources. Because we have a limited operating history, we have no meaningful financial historical data to use as a basis for determining future operational performance. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered by a small developing company starting a new business enterprise and the highly competitive environment in which we will operate. There can be no assurance we will be successful in addressing these risks or any other risks. There can be no assurance that we will be able to successfully implement our business plan, generate sufficient revenue to meet our expenses, operate profitably or be commercially successful.

We intend to grow through acquisitions or other companies, and our business and financial results could be adversely affected if we do not successfully implement these acquisitions.

     Our primary business strategy is to acquire other businesses which are in the digital imaging industry. We are unable to predict whether or when any prospective acquisitions will occur or the likelihood of a material transaction being completed on favorable terms and conditions. We are currently in significant negotiations and discussions with a leading provider of digital imaging services over the Internet. Our ability to complete that acquisition and other acquisitions may be constrained by, among other things, our ability to raise additional capital or obtain debt financing. In addition, acquisitions of other companies commonly involve certain risks, including, among others:

     *    the difficulty of assimilating the acquired operations and personnel;
     * the potential disruption of our ongoing business and diversion of resources and management time;
     * the possible inability of management to maintain uniform standards, controls, procedures and policies;
     * the risks of entering markets in which we have little or no direct prior experience; and
     * the potential impairment of relationships with employees or customers as a result of changes in management.

     Therefore, we cannot present to you that we will be able to identify, acquire or profitably manage additional companies or successfully integrate the operations of additional companies into us without encountering significant delays, costs or other problems.

A business combination with a third party provider of digital services will probably result in a change in control and of management.

     A business combination with a third party involving the issuance of the Company's common stock will, in all likelihood, result in shareholders of another company obtaining a controlling interest in the Company. The resulting change in control of the Company will likely result in removal of the present officer and director of the Company and a corresponding reduction in or elimination of his/her participation in the future affairs of the Company.

"Penny Stock" rules may make buying or selling our common stock difficult.

     Trading in our securities is subject to the "penny stock" rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission's regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

- Make a suitability determination prior to selling a penny stock to the purchaser;
-        Receive the purchaser's written consent to the transaction; and
-        Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

We will require additional management personnel with expertise in digital imaging services in order to achieve our business objectives.

     We will require additional management, middle management and technical personnel who have previous expertise in digital imaging services in order to achieve our business objectives. We may be unable to attract, assimilate or retain other highly qualified employees. There is significant competition for qualified employees in the computer programming and Internet industries. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business will be adversely affected.

Future sales of shares by Michael Farkas could adversely affect the market price of our common stock.

     There are approximately 3,032,978 shares of our common stock outstanding, of which approximately 1,500,106 (or 49.45%) are held beneficially by Michael Farkas. Mr. Farkas will be able to sell these shares in the public markets from time to time, subject to certain limitations on the timing, amount and method of such sales imposed by SEC regulations. If Mr. Farkas were to sell a large number of shares, the market price of our common stock could decline significantly. Moreover, the perception in the public markets that such sales by Mr. Farkas might occur could also adversely affect the market price of our common stock.

Certain provisions of our Charter and Delaware law could make a takeover more difficult.

     Our charter and bylaws and the laws of Delaware, the state in which we are incorporated, contain provisions that might make it more difficult for someone to acquire control of us in a transaction not approved by our board of directors. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors other than the candidates nominated by our board of directors. The existence of these provisions could adversely affect the market price of our common stock.

     These provisions could have the effect of depriving stockholders of an opportunity to sell their shares at a premium over prevailing market prices.

Failure to introduce new products and services in a timely manner may affect our ability to compete effectively.

     Our future success will depend in large part on our ability to develop and enhance our services and products. We operate in a very competitive industry in which the ability to develop and deliver advanced services through the Internet and other channels is a key competitive factor. There are significant technical risks in the development of new or enhanced services and products, including the risk that we will be unable to:

     *    effectively use new technologies
     *    adapt our products and services to emerging industry standards; or
     *    develop, introduce and market enhasnced or new products and services.

     If we are unable to develop and introduce enhanced or new services and products quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these services and products do not achieve market acceptance, our business, financial condition and operating results could be materially adversely affected.

There is no assurance of public market and that the common stock will ever trade on a recognized exchange.

     There is no established public trading market for our securities. After this document is declared effective by the Securities and Exchange Commission, we currently intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system. We can not assure you that a market maker will agree to file the necessary documents with the National Association of Securities Dealers, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved or that a regular trading market will develop or that if developed, will be sustained. In the absence of a trading market, an investor may be unable to liquidate its investment.

            SPECIAL INFORMATION REGARDING FORWARD LOOKING STATEMENTS

     Some of the statements in this prospectus under "Risk Factors," Plan of Operation," "Business," and elsewhere are "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause our or our industry's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under "Risk Factors."

     In some cases, you can identify forward-looking statements by the words "believe," "expect," "anticipate," "intend" and "plan" and similar expressions or the negative of these terms or other comparable terminology.

     Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements. We caution you not to place undue reliance on these forward- looking statements.

                                 USE OF PROCEEDS

     The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. The gross proceeds to Concept Digital from the sale of the additional 1,000,000 shares of our common stock at an assumed initial public offering price of $0.10 per share, are estimated to be $100,000. We expect to use the net proceeds from this offering, if any, for working capital, web site development costs, and other general corporate purposes. In the event that we do not raise the full amount from this offering, the proceeds raised will be used first for working capital needs, then website development costs and then for other general corporate purposes. We do not have a present intention to use this proceeds from this offering to repay the loan to Atlas Equuity Group, Inc. We have agreed to bear the expenses relating to the registration of our own shares as well as for the the selling security holders.

                       LACK OF MARKET FOR OUR COMMON STOCK

     There is no established public trading market for our securities. We intend to seek a market maker to apply for a listing on the OTC Electronic Bulletin Board in the United States. Our shares are not and have not been listed or quoted on any exchange or quotation system.

                        DETERMINATION OF OFFERING PRICE

     Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of Concept Digital. The offering price bears no relationship to the book value, assets or earnings of Concept Digital or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                    DIVIDENDS

     To date, we have not declared or paid any dividends on our common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

                          PENNY STOCK CONSIDERATIONS

      Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

     The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus. The financial information presented is for the three months ending March 31, 2001, for the year ending December 31, 2000 and for the period December 23, 1999(inception) through March 31, 2001.

     The following discussion and analysis contains forward-looking statements, which involve risks and uncertainties. Our actual results may differ significantly from the results, expectations and plans discussed in these forward-looking statements.

Overview

     We are a development stage company, which intends to provide digital imaging picture developing services to digital camera owners over the Internet. Through our anticipated on-line services, we expect that digital camera users will be able to upload their digitally taken photographs via the Internet to our outsourced developing facility for processing. We anticipate creating images of a quality that is typically found only with traditional film reproductions, and that is far superior to those available with a desktop color printer. We expect that images will be printed to the customer's specification on standard, high-quality photographic paper, a broad variety of designer templates and greeting cards, or an assortment of novelties, such as T-shirts, mugs and hats. In addition, we anticipate that customers will be able to store and manage their digital pictures on-line. To date, we have not provided these services to any customers and our web site is under development. We expect development to commence approximately 90 days after completion of the offering described in this prospectus. We are currently in discussion to acquire a leading provider of digital imaging picture developing companies. It has been the objective of our discussions with this company to execute and implement as soon as practical a definitive acquisition agreement.

     We began to execute on the current business plan in February, 2001 and recorded a name change on March 7, 2001 and April 18, 2001, but we have not yet begun operating our digital imaging services. We expect to launch our web site and become operational within 120 days after closing of this offering or the closing of an acquisition of a current provider of digital imaging services over the Internet. We anticipate spending the remaining 12 months to fully implement our business plan as contemplated. Since the inception of our current business plan, we have been engaged primarily in defining and developing our strategic plan of operation, capital raising and in the development and implementation of our services. We have no operating revenue to date and do not expect to be able to generate revenue until the commercial launch of our web site.

     We will earn and record revenue when a customer makes a purchase through our web site. During the next twelve months, we expect to take the following steps in connection with the development of our business and the implementation of our plan of operations:


     * Complete the acquisition of an operational digital imaging services company;

     * Complete technical development of our web site and the design of the web site user interface;

     * Develop and maintain relationships with retailers, partners and customers;

     * Develop ancillary services that are complimentary to our current anticipated services; and

     * Hire and train additional staff, including management, marketing staff, administrative personnel and technical developers. We anticipate hiring up to 10 employees in the next twleve months;

     Each of these steps present significant risks with respect to our ability to implement our plan of operations which are discussed in the "Risk Factors" section of this prospectus. You should carefully review these risks prior to participating in the offering.

     We intend to grow through internal development, strategic alliances, and acquisitions of existing businesses. Because of uncertainties surrounding our development and limited operating history, we anticipate incurring development stage losses in the foreseeable future. Our ability to achieve our business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

Results of Operations

     For the three months ending March 31, 2001, the year ending December 31, 2000 and for the period December 23, 1999 (inception) through March 31, 2001, we recorded a net loss of $7,122, $58,445 and $69,167 respectively. This operating loss is largely attributable to general and administrative expenses associated with a start-up venture and the purchase of the domain name i-antiqueauction.com for $50,000. We did not generate any revenues during these periods. Net loss per share of common stock was approximately .0007 for the three month period ending March 31, 2001 and $.0058 for the year ending December 31, 2000. Further, there can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

     At March 31, 2001, we had current assets of $207 and total assets of $207. These assets consist of cash on hand of $207.

     We received an aggregate total of $11,545 in connection with unsecured loans from Atlas Equity Group, Inc., a shareholder of Concept Digital, and issued promissory notes in the same amount at an interest rate of 10% and maturity dates ranging from January 2001 through June 2001. The loans were consolidated into one note on May 14, 2001 in the amount of $12,662.34 bearing interest at 6% per annum, which is due and payable May 7, 2002. The note is convertible at the option of Atlas Equity Group into 428,588 shares of Concept Digital common stock. Proceeds from this loan were used to pay administrative expenses and working capital. As of March 31, 2001, we had a cash balance of approximately $207.

Cash Requirements and Additional Funding

     Concept Digital is dependent on external capital to develop, complete, and launch its business operations and to finance its business strategy of providing digital imaging services over the Internet. This external capital will also be necessary in order for Concept Digital's operations to reach a level in which it may internally generate the cash flow necessary to sustain its operations. If Concept Digital is unable to raise new capital, it may not be able to maintain business operations.

     The plan of operation described in this discussion assumes that Concept Digital will be successful in raising additional and necessary capital. We believe that proceeds from this offering, assuming we raise $100,000, will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next four months. Continuing operations thereafter will depend on cash flow from operations and the ability to obtain any additional through equity, debt or other financing.

     If we are unable to raise the $100,000 from this offering, we may be forced to delay, scale back or eliminate certain product and service development programs. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results, and we may need to delay full deployment of our services. Although we have historically relied upon financing provided by our shareholders to supplement our operations, they are not legally obligated to provide us with any additional funding in the future. We currently do not maintain any lines of credit nor do we have any agreements for additional sources of financing.

                             BUSINESS - OUR COMPANY

A Summary Of What We Do

     We are a development stage Internet based company whose goal is to become a leading provider of digital imaging picture developing services to digital camera owners over the Internet. We plan to enable digital camera users the ability to upload their photographs via the Internet to the Company's outsourced developing facility for processing. The Company anticipates creating images of a quality that is typically found only with traditional film reproductions, and is far superior to those available with a desktop color printer. Images will be printed to the customer's specification on standard, high-quality photographic paper, a broad variety of designer templates and greeting cards, or an assortment of novelties, such as T-shirts, mugs and hats. In addition, we anticipate that customers will be able to store and manage their digital pictures on-line.

     We expect to launch our web site and become operational within 120 days after closing of this offering or the closing of an acquisition of a current provider of digital imaging services over the Internet. We anticipate spending 12 months to fully implement our business plan as contemplated. Since the inception of our current business plan, we have been engaged primarily in defining and developing our strategic plan of operation, capital raising and in the development and implementation of our services. We have no operating revenue to date and do not expect to be able to generate revenue until the commercial launch of our web site.

     We are currently in discussion to acquire a leading provider of digital imaging picture developing companies. It has been the objective of our discussions with this company to execute and implement as soon as practical a definitive acquisition agreement.

     The Company's corporate offices are located at 1221 Brickell Avenue, Suite 900, Miami, Florida 33131. The Company's corporate staff consists of one person experienced in the online market. The Company's telephone number is (305) 359-0900.

Prior  Business  Model

     From its inception on December 23, 1999 to December 31, 2000, we were anticipating the completion of a specialized online person-to-person trading website dedicated to bringing together antique sellers and buyers. The website would have resided at www.i- antiqueauction.com, and would have served as a centralized auction for buyers and sellers to meet, negotiate sales, and finally consummate transactions directly, thereby bypassing the time and expense of intermediaries. Anticipated sales would have been conducted by a traditional rising price auction (the highest bid wins), and would have been hosted by us. Our goal was to create an integrated antique site for individuals on both sides of the transaction, and thus would offer additional value added services through links to its strategic partners. We anticipated that we would achieve this goal by growing through acquisitions of companies and businesses in complimentary industries. In addition to the auction, anticipated products to be offered through strategic partners would have included: loan services, insurance, antique appraisal, moving and shipping companies, interior design specialists, content links for researching antiques and collectibles, and image hosting services for showing an item on line.

Industry Analysis

Computers and The Internet In The Photography Industry

     Photographic services and equipment represents a multi-billion dollar industry. Presently, the dominant method of distributing photofinishing services and products is through retail stores, including discount and mass merchants, drugstores, supermarkets and camera/specialty stores. The majority of film is sent to wholesale photofinishing laboratories for processing, although a growing percentage is processed in-store using on-site equipment.

     The continuing evolution of the Internet as an entertainment medium coupled with rapid advances in technology has had a significant impact on the traditional chemical film based photo-processing model. Traditionally, photographers finish a complete roll of film, bring the film to their local photo processor, and then return for a second visit to retrieve the pictures. The photos are evaluated to determine the interest in additional prints, at which point the consumer must place another order and return again to pick up the reprints. Digital photography, the Internet and advances in printing technology are introducing attractive alternatives. Photographs can be stored on a PC or uploaded to the Internet where they can be viewed, edited and reprinted at any time using a color desk top printer or professional processing techniques. The digital camera marketplace is poised for rapid expansion. Digital cameras are as easy to use and have the same features as their 35mm auto-focus counterparts. In addition, there are several advantages to using digital cameras. First, they do not require film. Rather, pictures are recorded and stored on reusable memory cards with the latest technology holding up to 400 images. Second, digital photography results are nearly instantaneous. Pictures can be viewed on the camera's LCD display, a fraction of a second after they are taken, or transferred to a PC for storage, editing and transmittal via-e- mail. Further, this growth is being fueled by the improvements made to digital camera resolution and memory functions as well as the decrease in prices of digital cameras.

     Today, for less than $300 consumers can buy a digital camera with mega-pixel resolution, offering all the features of top-of- the-line 35mm cameras, such as zoom lenses and manual controls. Most digital cameras also come equipped with a built in monitor that allows the photographer to review the picture immediately after taking it. The most commonly quoted benefit of digital cameras is that it allows the photographer to immediately determine if he is satisfied with the image. If not, the image is simply deleted and the picture can be re-shot. Digital cameras also allow photographers to transfer their images to a computer and digitally manipulate and enhance the photo before printing it. This is a far more desirable alternative than film based cameras, where the photographer can only determine if a picture is to their liking after it has been developed (industry surveys show that the average consumer typically only likes four out of every 36 pictures printed).

     The digital segment continues to account for an increasing share of the Photographic services and equipment market. International Data Corp. ("IDC") predicts that the worldwide digital-camera market will continue to grow to $6.5 billion in 2003. According to a study by Infotrends the number of digital cameras is expected to grow from 4 million units in 1999 to 16 million units in 2003 reaching 42 million units in 2005.

Hewlett Packard Corporation reported to Forbes that the market is surging 60% annually. In 1998 photo development accounted for approximately $6 billion in the United States alone, again with digital representing only a small percentage. However, the explosive growth of Internet usage and e-commerce is expected to have a significant impact on these figures. Further, Infotrends projects online photofinishing will represent a $3.3 billion market by 2002. We anticipate that Concept Digital's anticipated leading edge processing capabilities, and growth strategy through acquisitions and consolidations position it to capture a sizable share of this market.

     We anticipate that digital processing market will experience accelerated growth as the prices of digital cameras continue to decline and as bandwidth capabilities of the Internet increase.

PRODUCTS AND SERVICES

The Website

     We anticipate that our website will be the primary tool through which future customers will purchase products and services and through which we will conduct our marketing initiatives. The website, which is expected to be completed within 120 days from completion of this offering, is expected to feature related content and advertising targeted to our customer base, and links to other appropriate sites. The following is an overview of the site's anticipated features:

Customer Activation

     The site is being designed to be straightforward and minimally intrusive. We expect customers will be able to review and fully evaluate all services of the site, short of placing an order, without providing us with any personal information. Anticipated customers will be able to immediately begin to upload images upon entering the site.

     We anticipate that we will be able to accept customer images in virtually any format compatible with digital images, including jpegs (.jpg), bitmaps (.bmp), tiffs (.tif), encapsulated post script (.eps) and more. We also expect that the site will interface with any of the standard software packages provided with digital cameras or PCs. In the event that a future customer's images have been created in another format, they will have the chance to be translated to an appropriate format with standard utility software.

     It is anticipated that the first step in ordering a print will be to choose a specific image or images from one or more of the anticipated customer's uploaded files. Our site will be intuitively designed to facilitate this process, where users will be able to simply click on "Print" from the home page.

     From there the future user will be brought to a list of files containing the images that the customer has previously uploaded. At this level, the customer will be able to open files and view all of their photographs in an indexed format, or see each image individually. Desired photos will be marked and stored in a temporary shopping cart file until the review process is complete. Once all appropriate images have been selected and reviewed, the customer will be able to proceed to the next page where they will be able to provide details regarding their order.

     Once the future customer is ready to place an order, they will be required to register. This will be done online by completing a brief form, providing the Company with authorized user names, address, email address and credit card information. The customer will also be invited to provide more detailed information, such as the type of camera and related products owned, in exchange for a free reprint or other incentive. Once a complete form has been submitted, the customer will be required to accept the site's terms and conditions then select a password. The average customer should take less than five minutes to complete the account activation process upon their initial visit.

     When the customer has completed their order form, they will continue to the Distribution Options. At this site, users will select their desired distribution method (e.g., standard mail, overnight delivery or email) and provide any alternative addresses if prints are to be sent to third parties. Once addresses and dissemination preferences have been entered, they will be stored in the customer's database and address book for future use.

     Finally, we anticipate customers will click the "Proceed to Checkout" button, which will bring them to an invoice displaying all of the parameters of the order, including a view of each image ordered, quantities and sizes of reproduction, shipping or distribution method, recipients, and the total price of the order. Following a final check of the order, customers will be required to select a payment method and provide the information necessary to process payment.

     Upon submission and credit approval for an order, we anticipate the system will forward the customer's file to the processing center for fulfillment. At any time during the process, the consumer will have the option to change or delete his order without further inputs.

General Content

     In addition to serving as the primary interface to anticipated customer, Concept Digital expects to provide a community environment, offering visitors advice regarding digital photography, cameras and related products. Inasmuch as we do not intend to sell any merchandise through our site, management believes that it will be able to offer future consumers valuable, impartial information. We anticipate that the site will be designed to be both entertaining and informative, and content will be changed regularly to promote increased traffic to the site. We anticipate that initially, the site will function as a transaction interface, however over time many features will be added, including the following.

Articles

     It is anticipated that Concept Digital will feature articles written to inform digital camera users on a broad variety of topics such as photography techniques, industry trends, accessory introductions, and "Ask the Expert".

Buying Guide

     We intend to host a digital camera buying guide on our website. We will engage a professional writer to prepare the guide and update it periodically. We believe this service will attract potential customers to the site and may also induce digital camera manufacturers and retailers to advertise on our website.

Customer Service

     It is anticipated that visitors will have round the clock on-line access to the customer service department through our FAQ section, which will be updated regularly to reflect the inquiries of users. Customers will also be able to contact the customer service department via email from the website.

Warranty Registration

     It is anticipated that digital camera owners will be able to register their cameras and other equipment through our website. Although many manufacturers enable customers to do so through their own site, the vast majority of consumer do not register their electronics purchases, either on-line or by mail. We believe that consumers will be more likely to register at the site, where they are already spending time, as they will have access to valuable information as a result. We may work with manufacturers to offer incentives, such as a free reprint, to consumers that use the site to register. This information can then be shared with the manufacturer for additional marketing purposes.

Advertising And Resource Links

     Concept Digital plans to sell advertising to a variety of camera and related equipment manufacturers in addition to other e- tailers seeking to target its customer base. Where desired, advertisers' sites will link to our site, enabling visitors to click-through to that site.

Processing Systems

     Concept Digital's primary activity will be the production of images from digital feeds. Future customers will be able to upload selected images to our server where they will be stored in a file database, from which they can be retrieved, modified and printed as often as desired. Using state-of-the-art equipment, outsourced technicians will apply the silver-halide chemical process used to process film-based photographic images.

     We plan to outsource our anticipated digital processing activities and are in the process of identifying major digital processor facilities for this task. We have not yet identified or entered into any agreement with a digital processor facility. It is anticipated that the future processing facilities will use state-of-the-art digital processing systems that will produce consistent, high-quality photographic prints and will be able to sustain round the clock production. Much of the photo finishing and order handling process will be automated, however trained personnel will operate the machinery and regularly monitor product quality with the assistance of computerized control and measurement systems. The photo finishing process will begin with the entry of each order into our future customer database, primarily using information provided by the anticipated customer. Each order will receive a bar-coded identification number that will enable the tracking of the order throughout the production process. Once the files have been uploaded, each image will be computer analyzed and color-corrected as warranted or instructed, then printed on photographic paper. Shipping information will then be printed on labels and forwarded to the traffic department to await completion of the order. After a visual quality inspection, the orders will be packaged for delivery. Orders for which recipients will provide e-mail addresses will be digitized and delivered through the our ISP.

     Photographs that will be developed by us are anticipated to be far superior to those created with color PC laser or inkjet printers and photographic paper. Furthermore, prints made with a desktop printer have limited dye stability making them highly susceptible to degradation from UV light; changes in the quality of print are detectable within approximately six months of printing. It is anticipated that prints made by Concept Digital will have the same longevity of a film-based photograph with an estimated life in excess of 100 years.

Standard Reproductions

     Using the information gathered during the future customer's registration and order placing, we will provide a selection of printing alternatives (i.e., Concept Digital anticipates printing an image to any size, however depending on the number of pixels in the image, some images may not have sufficient resolution when printed at larger sizes). We expect to offer a variety of print packages including the following:

     Single image prints in a variety of sizes from 4" X 6" to 11" X 14"Pre-printed frame templates in hundreds of designer patterns Package prints (e.g. 4 copies of the same image on one sheet) Multi-image package prints (e.g., up to 10 different images on a single sheet) Passport photos and Photo business cards.

     Pricing for development will be dependant upon the size and complexity of the process.

Accessories and Novelties

     We plan to offer an extensive array of accessory products and novelties including frames and photo-personalized gifts ranging from mugs to T-shirts to greeting cards. Pricing for these items is anticipated to be in the $2.35 to $29.95 range.

Distribution

     It is anticipated that completed orders will be shipped to the addresses designated by the customer upon completion of the order. Standard distribution will be United States Postal Service, First Class, however customers will have the option of selecting priority or overnight delivery service for an extra charge.

On-line Address Book

     It is anticipated that customers will be able to provide us with multiple addresses for delivery of their photographs or other products. For example, a customer might wish to order multiple copies of a Christmas card to be mailed to list of family and friends. These names and addresses will then be stored in the customer's file for future use.

Image Storage And Management

     Concept Digital plans to offer its customers the ability to store and access their images (even those that are not printed) on our server at no charge. Thus, a future customer that utilizes Concept Digital services throughout the year could create a photo- calendar by searching their files and selecting pictures for inclusion in the calendar. Customers will be invited to archive their photos periodically at the our data center or on a CD-ROM for home storage.

Account Management

     Concept Digital plans to offer customers a database management tool which will enable them to manage all aspects of the electronic distribution of their library. Using these tools, a customer will be able to enter addresses, calendar reminders, etc. The site will also enable the customer to keep track of pending and completed orders with us.

MARKETING AND ROLL OUT STRATEGY

      Concept Digital is in the process of developing a rollout strategy. Assuming the successful completion of this offering and the acquisition of a leading provider of digital imaging services, we anticipate that we will be able to penetrate the market and over time, establish a leadership position in the online processing of digital images. This strategy comprises the following steps.

     *    Introduce Products And Services To Industry Participants;
     *    Establish Profit Partner Dearler Network;
     *    Implement Aggressive Sales and Marketing Campaigns; and
     *    Introduce Products And Services To Industry Participants

     We expect to utilize a variety of tools to present the Concept Digital website and services to potential partners, however management believes it will have broadest access to its target audience at industry trade shows. A leading industry event, the PMA 2000 was attended by approximately 31,000 registrants including photo/video retailers, mass merchandisers, photo processors, digital imagers, specialty lab owners, retail finishers, studio labs, school photographer labs, in-house, commercial, industrial, and wedding labs and photo equipment repair technicians, in addition to press and media representatives. We anticipate signing up vendors for the Profit Partner program at these types of shows. Management believes that trade shows and other industry events provide it with the ideal environment to feature the product. Other shows we plan to attend include COMDEX, CES, and Photokina.

Establish Profit Partner Dealer Network

     Concept Digital plans to create an affiliate program designed to attract vendors from around the country to assist in the marketing of its products and services. We anticipate that these retailers and e-tailers, in exchange for a recurring commission, will hand out or deliver at point of purchase, a Concept Digital free offer coupon to the digital camera buyer. The retailer's Profit Partner code will be embedded in the coupon. When the consumer sets up an account on the site to redeem the free offer coupon, they will be assigned in the database to the Profit Partner that referred them. From that point on the Profit Partner will receive a preset commission on any purchases that consumer makes. We believe that this highly targeted marketing approach should yield much greater, more cost effective results than an aggressive advertising campaign.

        Although we have not identified any specific potential partners we anticipate that Profit Partners will come from the following sectors:

Independent Photography Shops
-----------------------------

     There are an estimated 5,000 independent photography shops throughout the country and they continue to lose market share. This sector is increasingly faced with competition from three sources; two national photography chains, Ritz Camera Centers and Wolf Camera; mass merchandisers such as Wal-Mart and K-mart, as well as Internet vendors. The changing face of the market is forcing specialty shops to cut their margins or risk losing business.

Equipment Manufacturers
-----------------------

     We will seek to establish affiliations with digital camera manufacturers. Concept Digital will not sell any merchandise or services other than its own from the site, however it will provide links to the sites of Profit Partner manufacturers. Profit Partner manufacturers will feature Concept Digital by including the logo on packaging, coupon inserts with their products or through mention in users' manuals or newsletters.

E-tailers
----------

     It is anticipated that our Profit Partner program will also allow other web sites to place the Concept Digital interface on their pages in the form of icon box or banner. We plan to place links on high traffic, high profile web sites and will seek to secure "top of the mind" placement on all major search engines.

Related Vendors
---------------

     We will seek to establish relationships with appropriate related vendors such as event photographers and frame manufacturers. Through these relationships, we anticipate vendors will offer the services of Concept Digital as an added value to their customers. For example, wedding guests will be able to view the photographer's proofs in order to select and order their own set of photographs; frame buyers might get a discounted reproduction with the purchase of multiple frames.

     We anticipate that our Profit Partner program will provide participants with significant benefits as discussed below:

Competitive Edge
----------------

     We anticipate that the Concept Digital program will enable Profit Partners to provide their customers with a unique and value-added service, which will positively differentiate them from their competitors.

Additional Income
-----------------

     It is anticipated that Profit Partners will be provided with a recurring commission in exchange for encouraging their customers to visit the Concept Digital website. This program will provide Profit Partners with a stream of income that would otherwise not be generated, and at no cost to them. Vendors will receive a fee on any transactions conducted by a referral throughout the term of their association with us. We will track all revenues and will forward Profit Partners checks on a quarterly basis.

Supplemental Marketing
----------------------

     It is anticipated that Retailers will be provided with Concept Digital signage for their shops and will be provided coupons to offer digital camera customers in conjunction with other transactions. Concept Digital will conduct several marketing activities on behalf of its Profit Partner in addition to providing inclusion in our on-line Profit Partner directory and links to the vendors' website.

Sales and Marketing
-------------------

     As we begin to build our customer and Profit Partner databases in the future, we expect to leverage the benefits of direct e- mail marketing to the benefit of both parties. Concept Digital will work with its Profit Partners to create marketing campaigns which will generate business for us, and in turn, the Profit Partner. For example, an independent retail photo shop would be able to send a customized coupon via email to all its recent purchasers of a digital camera, or, a wedding photographer might provide a coupon to a married couple offering them a free portrait for every ten reproductions that guests order through the site while they are on their honeymoon. These programs will reinforce the connection between the customer and their local vendor, in addition to promoting a visit to the Concept Digital site.

                                   COMPETITION

     While there are many companies that compete directly with Concept Digital, we anticipate competing indirectly with a variety of sources as described below.

Processing Of Traditional Film to Digital Images

     Kodak and America Online, Inc. ("AOL") have recently announced a joint venture called "You've Got Pictures" which gives a consumer the ability to develop non-digital film and receive prints as well as digital images of the photo via e-mail or on disk for viewing on a personal computer. The customer may also order reprints, gifts and other items. In June 1999, Kodak began offering a service called "Picture CD". For approximately $10 a roll, consumers can get images from 35mm film loaded onto a compact disk. Over the past two years, the company has also installed 19,000 Picture Maker kiosks at retail stores worldwide that print pictures from both digital and traditional film on non-photographic papers. These devices accept negatives, CDs, or digital-camera memory cards and let users edit images and make prints using a dye sublimation printing technology.

     Wal-Mart Stores Inc. and Fuji have also announced an Internet-based photo center to compete with Kodak and AOL.

Specialty Retail Shops and Mass Merchandisers

     Ritz Camera Centers is the United States' largest photo-specialty chain with more than 1,000 stores in 47 states and the District of Columbia that provide one-hour photo finishing, digital imaging, and other services.

     Wolf Camera operates one-hour photo labs at each of its 750-plus stores. Film processing and related services make up a third of Wolf Camera's business. Located in 34 states, its stores sell cameras, camcorders, film and accessories and feature Kodak do- it-yourself enlargement centers where customers make digital-quality reprints from photos or computer files. Wolf's also offers digital imaging services, including alteration, restoration, and transferring customers' photos to floppy disks.

     Pictureworks (formerly Seattle FilmWorks) markets 35mm film, photo processing, photofinishing services and products, and a variety of digital photo services, including "PhotoMail" (digital-photo delivery to the customer via the Internet) and "Pictures On Disk" (digitized photos on a disk or CD). It markets primarily on a mail-order basis and through about 40 retail stores in Oregon and Washington. Pictureworks has recently added digital imaging technology in order to compete with faster in-store retail processors.

     Most mass merchandisers and drug store chains provide customers with developing services. Some offer on-site capabilities, others send the work out to independent processors. However, these services, like Kodak's Picture Maker and Pictureworks require the consumer bring their film to a remote facility for processing before they can take advantage of the services.

Web Developers

     There are several websites that offer consumers products and services similar to ours, including Photoloft.com, ofoto.com, Zing.com, Fujinet.com, infusionphoto.com, Photonet.com, Photoaccess.com, pix.com, and shutterfly.com, which recently announced an alliance to help build Yahoo's photography destination within its Web network.

GOVERNMENT AND STATE REGULATION

Internet Law

     Digital imaging sites are not currently subject to direct federal laws or regulations applicable to access, content or commerce on the Internet. However, due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted with respect to the Internet covering issues such as:

   *  user privacy;
   *  freedom of expression;
   *  pricing;
   *  content and quality of products and services;
   *  taxation;
   *  advertising;
   *  intellectual property rights; and
   *  information security

     The adoption of any such laws or regulations might decrease the rate of growth of Internet use, which in turn could decrease the demand for our services, increase the cost of doing business or in some other manner have a material adverse effect on our business, financial condition and operating results. In addition, applicability to the Internet of existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy is uncertain. The vast majority of such laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies.

                                    EMPLOYEES

     We employ one person on a part-time basis. We will employ additional people as we continue to implement our plan of operation. None of our employees are covered by a collective bargaining agreement, and we believe that our relationship with our employees is satisfactory.

                             DESCRIPTION OF PROPERTY

     We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. Michael D. Farkas the principal shareholder of Concept Digital is the sole shareholder of Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

                                LEGAL PROCEEDINGS

To the best of our knwoledge, there are no known or pending litigation proceedings against us.

                                   MANAGEMENT

                        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about our executive officers and directors.

NAME              AGE      POSITION
----              ---      --------
JameeKalimi       32       President, Secretary and Director

DIRECTORS

JAMEE KALIMI has been our President and Secretary since inception. She has worked in marketing and telecommunications and exepericne in creating new strategies and business plans. Since 1998, Ms. Kalimi has been President and Director of i- Incubator.com, Inc. a publicly traded company listed on the OTC Electronic Bulletin Board. (OTCBB:INQU). Ms. Kalimi is currently the President of i-CarAuction.com, Inc., and i-Aerobids.com, Inc. and is Vice President and Secretary of i-Teleco.com, Inc. and i-RealtyAuction.com, Inc. all of which were subsidiaries of i-Incubator.com, Inc. Ms. Kalimi is also Secretary of Genesis Energy Group, Inc. Ms. Kalimi has been in the telecommunications industry since 1990, specializing in pay per call services and the marketing of such services. She has an active real estate license in the State of Florida which was obtained in 1995. Prior to working for us, she was an assistant to the President of Atlas Equity Group, Inc. from February 1998 to October 1998. She worked as a Real Estate Sales and Leasing Manager for Sclar Realty from April 1996 to February 1998 and as President of AvJam Communications, Inc. from January 1994 to April 1996.

BOARD OF DIRECTORS

The board of directors consists of one director.

BOARD COMMITTEES

The Board of Directors has established no committees.

EXECUTIVE COMPENSATION

Jamee Kalimi has been our President and Secretary since inception. Ms. Kalimi received no compensation for services performed during the 2000 fiscal year. The following table sets forth information concerning annual and long-term compensation, on an annualized basis for the 2001 fiscal year, for our Chief Executive Officer and for each of our other executive officers (the "Named Executive Officers") whose compensation on an annualized basis is anticipated to exceed $100,000 during fiscal 2001.


                           SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION       LONG TERM COMPENSATION
                                                                              RESTRICTED     SECURITIES
NAME AND PRINCIPAL             FISCAL      OTHER     ANNUAL     STOCK         UNDERLYING     OPTIONS          ALL OTHER
POSITION                       YEAR        SALARY    BONUS      COMPENSATION  AWARDS         (NO. OF SHARES)  COMPENSATION
--------                       ----        ------    -----      ------------  ------         ---------------  ------------
Jamee Kalimi                   2001        $    0        0               0         0                    0      $       0
President and Secretary

Our shareholders may in the future determine to pay Directors' fees and reimburse Directors for expenses related to their activities.

                                 STOCK OPTIONS

We did not grant stock options in 2000.

The following table sets forth information with respect to stock options granted to the Named Executive Officers during fiscal year 2001:

                          OPTION GRANTS IN FISCAL 2000

                           (INDIVIDUAL GRANTS) (1)

                                NUMBER OF%                OF TOTAL OPTIONS
                                SECURITIES UNDERLYING     GRANTED TO EMPLOYEES IN            EXERCISE          EXPIRATION
NAME                            OPTIONS GRANTED           FISCAL                             PRICE             DATE
                                                          2001
None

No Executive Officer held options during the 2000 fiscal year. The following table sets forth information as to the number of shares of common stock underlying unexercised stock options and the value of unexercised in-the-money stock options projected at the 2000 fiscal year end:

None

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of July 18, 2001, certain information with respect to the beneficial ownership of the common stock by (1) each person known by us to beneficially own more than 5% of our outstanding shares, (2) each of our directors, (3) each Named Executive Officer and (4) all of our executive officers and directors as a group. Except as otherwise indicated, each person listed below has sole voting and investment power with respect to the shares of common stock set forth opposite such person's name.

NAME AND ADDRESS OF                 AMOUNT AND NATURE OF        PERCENT OF
BENEFICIAL OWNER (1)                BENEFICIAL OWNERSHIP        OUTSTANDING SHARES
--------------------                --------------------        ------------------
5% STOCKHOLDERS
Michael D. Farkas (2)                        1,500,106                49.45%
294 South Coconut Lane
Miami, Florida 33131

On Mark Enterprises Inc.                       186,863                  6.2%
175 Broadway #D
New York, NY 10038

Matthew Sher (3)                               218,006                 7.19%
176 Broadway, #5D
New York, NY 10038

Scott Mager (4)                                218,006                 7.19%
45 Wall Street #311
New York, NY 10005

Romano Limited                                 286,855                 9.47%
790 Finchley Road
London NW117UR England

DIRECTORS AND NAMED EXECUTIVE
OFFICERS

Jamee Kalimi                                    28,031                     *
3314 Oak Drive
Hollywood, Florida 33021

All the Officers and Directors as a Group       28,031                     *

(1) Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if such person has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within 60 days of the date hereof. Unless otherwise indicated by footnote, the named entities or individuals have sole voting and investment power with respect to the shares of common stock beneficially owned.

(2) Includes 30,634 shares held by his wife, Rebecca Farkas, 411,000 shares held by Farkas Group, Inc., 675,402 shares held by Atlas Equity Group, Inc., and 373,727 shares held by GSM Communications, Inc. Michael D. Farkas is the sole shareholder and principal of the Farkas Group and Atlas Equity Group and is the majority shareholder of GSM Communications. In addition, this amount includes the 9,343 shares owned by Michael D. Farkas personally.

(3) Matthew Sher beneficially owns 186,863 shares as a principal shareholder of On Mark Enterprises Inc. and 31,143 shares personally for a total of 218,006 shares.

(4) Scott Mager beneficially owns 186,863 shares as a principal shareholder of On Mark Enterprises Inc. and 31,143 shares personally for a total of 218,006 shares.

* Less than one percent (1%)

                                    DILUTION

     As of July 7, 2001, we had issued and outstanding 3,032,978 shares of common stock. Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on our balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event we liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

     Our net tangible book value as of March 31, 2001 was ($69,067)or ($.0069) per share. The adjusted pro forma net tangible book value after this offering will be $.0077 based on an assumed initial public offering price of $.10 per share and the sale of all shares under this offering. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $.0931 cents per share or over 93% of their investment assuming all of the shares offered by the company in this prospectus is sold. The following table describes the dilution effect if 25% of the shares are sold in this offeirng; 50$ of the shares are sold; and if 100% of the shares are sold:

25% of the shares      50% of the shares           100% of the shares

$.0077                 <.0054>                     <.0134>

                              SELLING STOCKHOLDERS

     The shares being offered for resale by the selling stockholders consist of the 3,032,978 shares of common stock issued to the shareholders of in the spin off from i-Incubator.com, Inc. in January, 2001. Other than with respect to, Michael D. Farkas, Rebecca Farkas, Matthew Sher, Scott Mager, and Jamee Kalimi, none of the selling stockholders have had within the past three years any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of July 18, 2001 and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

                                  Shares of common                                Shares of common stock
                                  Stock owned prior to    Shares of common stock  owned after offering
Name of selling stockholder       offering(1)             to be sold(1)           Number                   Percent(1)
---------------------------       -----------             -------------           ------                   ----------
RICHARD I. ANSLOW                     4,809                 4,809                 0                        0
ATLAS EQUITY GROUP INC(2)           626,693               626,693                 0                        0
BANK AUGUST ROTH                      1,234                 1,234                 0                        0
REBECCA BROCK                        30,634                30,634                 0                        0
ANTHONY C. CAMPIONE                      13                    13                 0                        0
CEDE & CO                           417,079               417,079                 0                        0
SHAREI CHESED                        61,899                61,899                 0                        0
SCOT COHEN                          100,260               100,260                 0                        0
THOMAS DALE/MAUREEN DALE JT TEN       6,229                 6,229                 0                        0
RICHARD DUBNOFF                      37,373                37,373                 0                        0
ECLIPSE FINANCE LTD                   8,708                 8,708                 0                        0
THE FARKAS GROUP INC(3)             411,100               411,100                 0                        0
MICHAEL D. FARKAS                     9,344                 9,344                 0                        0
JAMES A FAVIA                         1,234                 1,234                 0                        0
FIRST SECURITY INVESTMENTS INC        5,420                 5,420                 0                        0
GSM COMMUNICATIONS INC(4)           343,456               343,456                 0                        0
CONGREGATION BETH HAMEDRASH          56,060                56,060                 0                        0
DAVID HICKS                           1,246                 1,246                 0                        0
JERRY HOROWITZ                        1,234                 1,234                 0                        0
RICHARD HOROWITZ                      1,234                 1,234                 0                        0
ALAN JABLON                           1,234                 1,234                 0                        0
JAMEE KALIMI                         28,031                28,031                 0                        0
KIM E. KNIGHTES                         947                   947                 0                        0
KULAT COMMUNICATIONS INC              1,869                 1,869                 0                        0
DEAN B MERCHANT                           4                     4                 0                        0
& PAMELA G. MERCHANT JT TEN                                                       0                        0
KENNETH MICHAEL                          25                    25                 0                        0
NET VANTAGE INC                       8,708                 8,708                 0                        0
ON MARK ENTERPRISES INC             186,864               186,864                 0                        0
SAMUEL N RITTER                       1,246                 1,246                 0                        0
RICARDO RODRIGUEZ                       624                   624                 0                        0
ROMANO LIMITED                      286,866               286,866                 0                        0
SAALIB - DR V. HYSLUP                 8,708                 8,708                 0                        0
MATTHEW SHER                         31,144                31,144                 0                        0
JACKIE STETSON                        1,234                 1,234                 0                        0
JENNIFER STETSON                      1,234                 1,234                 0                        0
TEMPLE KOL EMETH OF GEORGIA          31,144                31,144                 0                        0
TITAN CORPORATION LIMITED           138,731               138,731                 0                        0
CHRIS VALLEY                          1,246                 1,246                 0                        0
PAUL M VARTELAS                          63                    63                 0                        0
JOHN J. WARD                          8,596                 8,596                 0                        0
ELI WASHSREGER                       44,848                44,848                 0                        0
CONGREGATION OF SHAREI YESHUA        32,702                32,702                 0                        0
CHASDAI YICHZOK                      61,627                61,627                 0                        0
JOSEPH ZANDSTRA                       6,229                 6,229                 0                        0
CONGREGATION OF SHAREI ZION          12,458                12,458                 0                        0
STOURBRIDGE ENTERPRISES LTD          11,337                11,337                 0                        0

(1) Assumes that all of the shares of common stock offered in this prospectus are sold and no other shares of common stock are sold or issued during the offering period.

(2) Michael D. Farkas is a representative of Atlas Equity Group, Inc. and has investment control of the shares of Concept Digital owned by Atlas Equity Group, Inc.

(3) Michael D. Farkas is a representative of The Farkas Group, Inc. and has investment control of the shares of Concept Digital owned by The Farkas Group, Inc.

(4) Michael D. Farkas is a representative of GSM Communications, Inc. and has investment control of the shares of Concept Digital owned by GSM Communications, Inc.

(5) Phil Almer is a representative of Romano Limited and has investment control of the shares of Concept Digital owned by Romano Limited. .

                              PLAN OF DISTRIBUTION

     The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers, dealers or underwriters who may act solely as agents or may acquire shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

     o    ordinary brokers transactions, which may include long or short sales,
     o transactions involving cross or block trades on any securities or market where our common stock is trading,
     o purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus,
     o "at the market" to or through market makers or into an existing market for the common stock,
     o in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,
     o through transactions in options, swaps or other derivatives (whether exchange listed or otherwise), or
     o any combination of the foregoing, or by any other legally available means.

     In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

     Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The selling stockholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act of 1933, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act of 1933. Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

     We will not receive any proceeds from the sale of the shares of the selling security holders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $20,000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We currently use office space in a building located at 1221 Brickell Avenue, Suite 900, Miami, Florida. The primary tenant is Atlas Equity Group, Inc. Michael D. Farkas, the principal shareholder of Concept Digital is the sole shareholder Atlas Equity Group, Inc. We currently do not pay any rent to Atlas Equity Group, Inc.

     On September 1, 2000, we entered into an agreement with Michael D. Farkas, a director of Incubator, a related party to purchase two domain names, I-AntiqueAuction.com and I-AntiqueAuction.net, for $50,000.

     On May 8, 2001, Concept Digital transferred its ownership interest in the domain names, i-antiqueauction.com and i- antiqueauction.net back to Michael D. Farkas. In consideration, the parties agreed to cancel the debt obligation owed to Michael D. Farkas in the amount of $50,000 incurred in the original transfer of the domain names to the company.

     On October 25, 2000, November 10, 2000, January 17, 2001, February 26, 2001, February 28, 2001, March 23, 2001, March 28, 2001 and April 18, 2001,
Atlas Equity Group, Inc. loaned the company an aggregate of $11,545. The loans were evidenced by promissory notes of even dates which bear interest of 10% per annum, respectively. These notes were consolidated into one note on May 14, 2001 in the amount of $12,662.34 bearing interest at 6% per annum, which is due and payable May 7, 2002. The note is convertible at the option of Atlas Equity Group, Inc. into 428,588 shares of Concept Digital common stock.

                            DESCRIPTION OF SECURITIES

     The following is a summary description of our capital stock and certain provisions of our certificate of incorporation and by- laws, copies of which have been incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. The following discussion is qualified in its entirety by reference to such exhibits.

GENERAL

     Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 per share and no shares of preferred stock.

COMMON STOCK

     The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our certificate of incorporation and by-laws do not provide for cumulative voting rights in the election of directors. Accordingly, holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of common stock are entitled to receive ratably such dividends as may be declared by the Board out of funds legally available therefor. In the event of our liquidation, dissolution or winding up, holders of common stock are entitled to share ratably in the assets remaining after payment of liabilities. Holders of common stock have no preemptive, conversion or redemption rights. All of the outstanding shares of common stock are fully-paid and non-assessable.

                    DELAWARE BUSINESS COMBINATION PROVISIONS

     We are governed by the provisions of Section 203 of the Delaware General Corporation Law ("DGCL"). In general, this statute prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

     o prior to the date at which the stockholder became an interested stockholder, the Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

     o the stockholder acquired more than 85% of the outstanding voting stock of the corporation (excluding shares held by directors who are officers and shares held in certain employee stock plans) upon consummation of the transaction in which the stockholder became an interested stockholder; or

     o the business combination is approved by the Board of Directors and by at least 66-2/3% of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder) at a meeting of stockholders (and not by written consent) held on or after the date such stockholder became an interested stockholder.

     An "interested stockholder" is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 15% or more of the corporation's voting stock. Section 203 defines a "business combination" to include, without limitation, mergers, consolidations, stock sales and asset-based transactions and other transactions resulting in a financial benefit to the interested stockholder.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 102(b)(7) of the DGCL enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to a corporation or its stockholders for violations of the director's fiduciary duty, except:

     o for any breach of a director's duty of loyalty to the corporation or its stockholders,
     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     o pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or
     o for any transaction from which a director derived an improper personal benefit.

     Our certificate of incorporation provides in effect for the elimination of the liability of directors to the extent permitted by the DGCL.

     Section 145 of the DGCL provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorney's fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided, that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by the corporation only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Our bylaws entitle our officers and directors to indemnification to the fullest extent permitted by the DGCL.

     We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

     You may read and copy any report, proxy statement or other information we file with the Commission at the Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's Regional Offices at 75 Park Place, Room 1400, New York, New York 10007 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. In addition, we file electronic versions of these documents on the Commission's Electronic Data Gathering Analysis and Retrieval, or EDGAR, System. The Commission maintains a web site at http://www.sec.gov that contains reports, proxy statements and other information filed with the Commission.

     We have filed a registration statement on Form SB-2 with the Commission to register shares of our common stock to be sold by the selling stockholders and to register additional shares to be sold. This prospectus is part of that registration statement and, as permitted by the Commission's rules, does not contain all of the information set forth in the registration statement. For further information with respect to us or our common stock, you may refer to the registration statement and to the exhibits and schedules filed as part of the registration statement. You can review a copy of the registration statement and its exhibits and schedules at the public reference room maintained by the Commission, and on the Commission's web site, as described above. You should note that statements contained in this prospectus that refer to the contents of any contract or other document are not necessarily complete. Such statements are qualified by reference to the copy of such contract or other document filed as an exhibit to the registration statement.

                                 TRANSFER AGENT

     The Transfer Agent and Registrar for our common stock is Corporate Stock Transfer & Trust Company, 3200 Cherry Creek Drive, Suite 430, Denver, Colorado 80209. Its telephone number is (303) 282-4800.

                                  LEGAL MATTERS

     The validity of the shares of common stock offered in this prospectus has been passed upon for us by Anslow & Jaclin, LLP, 4400 Route 9, 2nd Floor, Freehold, New Jersey 07728. Its telephone number is (732) 409-1212.

                                     EXPERTS

     The financial statements included in this prospectus included elsewhere in the registration statement have been audited by Salibello & Broder, LLP, independent auditors, as stated in their report appearing herein and elsewhere in the registration statement (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's recurring losses from operations which raise substantial doubt about its ability to continue as a going concern), and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                             CONCEPT DIGITAL, INC.

                    (FORMERLY KNOWN AS PHOTO AMERICA, INC.)

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                         FINANCIAL STATEMENTS AS OF AND
                           FOR THE THREE MONTHS ENDED
                   MARCH 31, 2001 AND AS OF DECEMBER 31, 2000
                     AND FOR THE PERIODS DECEMBER 23, 1999
                   (DATE OF INCEPTION) THROUGH MARCH 31, 2001

                             CONCEPT DIGITAL, INC.

                    (FORMERLY KNOWN AS PHOTO AMERICA, INC.)

                         (A DEVELOPMENT STAGE COMPANY)

                               TABLE OF CONTENTS

INDEPENDENT AUDITORS REPORT                         1

Balance Sheets                                      2

Statements of Operations                            3

Statements of Stockholders' Equity (Deficit)        4

Statements of Cash Flows                           5-6

Notes to Financial Statements                     7-12

Item 2. Management's Discussion and Analysis of Financial
        Conditions and Results of Operations

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

Item 2. Changes in Securities

Item 3. Defaults Upon Senior Securities

Item 4. Submission of Matters to a Vote of Security Holders

Item 5. Other Information

Signatures


PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

BASIS OF PRESENTATION

The accompanying reviewed financial statements are presented in accordance with generally accepted accounting principles for interim financial information and the instructions to Form 10-QSB and item 310 under subpart A of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. The accompanying statements should be read in conjunction with the audited financial statements for the years ended December 31, 1999 and 2000. In the opinion of management, all adjustments (consisting only of normal occurring accruals) considered necessary in order to make the financial statements not misleading, have been included. Operating results for the three months ended March 31, 2001 are not necessarily indicative of results that may be expected for the year ending December 31, 2001. The financial statements are presented on the accrual basis.

                              PHOTO AMERICA, INC.

                     (FORMERLY, I-ANTIQUEAUCTION.COM, INC.)

                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS

                         FINANCIAL STATEMENTS AS OF AND
                           FOR THE THREE MONTHS ENDED
                   MARCH 31, 2001 AND AS OF DECEMBER 31, 2000
                     AND FOR THE PERIODS DECEMBER 23, 1999
                   (DATE OF INCEPTION) THROUGH MARCH 31, 2001



INDEPENDENT AUDITORS REPORT                         1

Balance Sheets                                      2

Statements of Operations                            3

Statements of Stockholders' Equity (Deficit)        4

Statements of Cash Flows                           5-6

Notes to Financial Statements                     7-12

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders and
Board of Directors
Photo America, Inc.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of Photo America, Inc. (formerly I-antiqueauction.com, Inc.), a development stage company, as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Photo America, Inc. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY
March 24, 2001

                              PHOTO AMERICA, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

ASSETS                                                                           (Unaudited)
                                                                                MARCH 31, 2001   DECEMBER 31, 2000
                                                                                --------------  -----------------
CURRENT ASSETS:
       Cash                                                                        $    207      $  1,242
                                                                                   --------      --------
           Total current assets                                                         207         1,242

TOTAL ASSETS
                                                                                   $    207      $  1,242
                                                                                   ========      ========
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

       Accounts payable and accrued expenses                                         57,729        58,187
       Note payable-related party                                                    11,545         5,000
                                                                                   --------      --------
           Total current liabilities                                                 69,274        63,187

STOCKHOLDERS' EQUITY:

       Common Stock, par value $.0001 per share; 50,000,000 shares authorized;
         10,008,585 and 10,000,000 shares issued and

         outstanding at March 31, 2001 & December 31, 2000, respectively              1,009         1,000
       Additional paid-in capital                                                      (909)         (900)
       Deficit accumulated during the development stage                             (69,167)      (62,045)
                                                                                   --------      --------
         Total stockholders' equity                                                 (69,067)      (61,945)
                                                                                   --------      --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                         $    207      $  1,242
                                                                                   ========      ========

   The accompanying notes are an integral part of these financial statements.

                               PHOTO AMERICA, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                     (UNAUDITED)
                                                (UNAUDITED)        FOR THE PERIOD
                                            THREE MONTHS ENDED    DECEMBER 23, 1999
                                                 MARCH 31        (INCEPTION) TO
                                         2001           2000      MARCH 31, 2001
                                         ----           ----      --------------
DEVELOPMENT STAGE REVENUES            $         0    $     0    $        0

DEVELOPMENT STAGE EXPENSES:

              Amortization                      0       100           100
              Accounting                    2,500         0        10,500
              Bank charges                     62         0            92
              On-line services                 75         0           150
              Domain names                      0         0        50,000
              Legal fees                    1,507         0         4,846
              Corporate fees                2,173        50         2,550
              Office general                    0         0            41
              Shareholder related fees        326         0           326
              Printing                        315         0           315
                                           ------      ----      --------

TOTAL DEVELOPMENT STAGE EXPENSES            6,958       150        68,920
                                           ------      ----      --------

              LOSS FROM OPERATION          (6,958)     (150)      (68,920)

              INTEREST EXPENSE               (164)        0          (247)

              NET LOSS                     (7,122)     (150)     $(69,167)
                                           ======      ====      ========

LOSS PER COMMON SHARE
              Basic and diluted         $ (0.0007) $ (0.0001)
                                        ========== ==========

Weighted-average number of common
 shares outstanding                    10,004,388  10,000,000
                                       ==========  ==========

         The accompanying notes are an integral part of these financial statements.

                               PHOTO AMERICA, INC.
                         (A DEVELOPMENT STAGE COMPANY)

      STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)

                                                                                                        DEFICIT
                                                                                                        ACCUMULATED
                                                                                           ADDITIONAL   DURING THE
                                                                      COMMON STOCK         PAID-IN      DEVELOPMENT
                                                                   SHARES        AMOUNT    CAPITAL     STAGE          TOTAL
                                                                   ------        ------    -------     -----          -----
Balance, December 23, 1999 (inception)                                    0     $    0    $    0    $        0      $      0
                                                                 ----------     ------     -----      --------      --------
Common stock issued to related parties for
  management services                                            10,000,000      1,000      (900)            0           100

Loss during development stage for the period December 23,
1999(inception) through  December 31, 1999                                0          0         0        (3,600)       (3,600)
                                                                 ----------     ------     -----      --------      --------
Balance, December 31, 1999                                       10,000,000      1,000      (900)       (3,600)       (3,500)

Loss during development stage for the year
ended December 31, 2000                                                   0          0         0       (58,445)      (58,445)
                                                                 ----------     ------     -----      --------      --------
Balance, December 31, 2000                                       10,000,000      1,000      (900)      (62,045)      (61,945)

Increase in common stock issued resulting from agreement and
  plan of distribution ("spin-off")                                   8,585          9        (9)            0             0

Loss during development stage for the three months
  ended March 31, 2001                                                    0          0         0        (7,122)       (7,122)
                                                                 ----------     ------     -----      --------      --------
Balance, March 31, 2001                                          10,008,585     $1,009     $(909)     $(69,167)     $(69,067)
                                                                 ==========     ======     =====      ========      ========


         The accompanying notes are an integral part of these financial statements.

                               PHOTO AMERICA, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS

                                                                                          (UNAUDITED)
                                                                     (UNAUDITED)         FOR THE PERIOD
                                                                    QUARTER ENDED        DECEMBER 23, 1999
                                                                       MARCH 31          (INCEPTION) TO
                                                                   2001        2000      MARCH 31, 2001
                                                                   ----        ----      --------------
OPERATING ACTIVITES
Deficit accumulated during the development stage                 $(7,122)     $(150)     $(69,167)

Adjustments to reconcile net loss to net cash used by Operations

Amortization                                                           0        100           100
Increase (Decrease) in accounts payable and accrued expenses        (458)        50        57,729
                                                                 -------      -----      --------
     Net Cash Used by Operating Activities                        (7,580)         0       (11,338)
                                                                 -------      -----      --------
INVESTING ACTIVITIES:

     Net Cash Used for Investing Activities                            0          0             0
                                                                 -------      -----      --------
FINANCING ACTIVITIES

Proceed from short term borrowings-net                             6,545          0        11,545
                                                                 -------      -----      --------
     Net Cash Used for Financing Activities                        6,545          0        11,545
                                                                 -------      -----      --------
     Increase (decrease) in cash                                  (1,035)         0           207
                                                                 -------      -----      --------
     Cash, Beginning of period                                     1,242          0             0
                                                                 -------      -----      --------
     Cash, End of period                                             207          0           207
                                                                 -------      -----      --------


    The accompanying notes are an integral part of these financial statements

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

     INCOME TAXES

     The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

     NET  LOSS PER SHARE

     The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board (`FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

     In June 1997, FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". This statement establishes additional standards for segment reporting in financial statements and is effective for financial statements for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have a material effect on the Company's financial statements.

     In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

     SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after The Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This statement is not applicable to the Company.

4. DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to March 31, 2001 aggregated $69,167. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

5.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. At March 31, 2001 and December 31, 2000, the Company had net operating loss carryforwards ("NOL's") of $69,167 and $62,045, respectively, which will be available to reduce future taxable income and expense in the quarter ending March 31, 2016 and year ending December 31, 2015, respectively.

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                            March 31,     December 31,
                              2001           2000
                              ----           ----
Deferred tax assets         $ 27,321      $ 24,508
Valuation allowance          (27,321)      (24,508)
                            --------      --------

Deferred tax asset, net     $     --      $     --
                            ======        ======

     At March 31, 2001 and December 31, 2000, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

     The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended March 31, 2001 and December 31, 2000, principally due to the following

U.S. statutory tax rate       34%
State and local taxes         5.5
Valuation allowance         (39.5)
                             ----

Effective rate                - %
                             ====

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

     Accounts payable and accrued expenses at March 31, 2001 and December 31, 2000 consisted of the following:

                                           March 31,    December 31,
                                             2001          2000
                                             ----          ----
Accounts payable                            $   482     $  3,959
Accrued expenses                              7,000        4,000
Due to related parties                       50,000       50,145
Accrued interest                                247           83
                                            -------     -------

Total accounts payable accrued expenses     $57,729     $ 58,187
                                            =======     ========

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

7.   NOTE PAYABLE

     As of March 31, 2001 and December 31, 2000, notes payable to related party consist of seven and two individual notes aggregating a total of $11,545 and $5,000, respectively. These notes are short-term borrowings with maturities of less than one year with an interest rate of 10%.

8.   STOCKHOLDERS' EQUITY

     On December 23, 1999 the Company issued 100,000 restricted common shares to I-Incubator.com, Inc. ("Incubator"), formerly known as Master Communication Corp. in consideration for services rendered in formation of the company valued at $100.

     On October 10, 2000, the Company authorized a forward split of 100 to 1 on its common stock. Immediately following the split Incubator owned 10,000,000 restricted common shares.

     On January 19, 2001 the Company entered into an agreement and plan of distribution ("spin-off") with its parent company Incubator. Shareholders of Incubator received .4111 shares of the Company's common stock for each share of incubator. The spin-off resulting in 8,585 additional shares issued due to rounding.

9.   RELATED PARTY TRANSACTIONS

     The Company has received funds from Incubator to meet various working capital requirements. For the three months ended March 31, 2001 and year ended December 31, 2000, these advances totaled $0 and $145 and are non-interest bearing and due on demand.

     On September 1, 2000, the Company entered into an agreement with Michael D. Farkas, the director of Incubator, a related party to purchase two domain names, I-AntiqueAuction.com and I-AntiqueAuction.net, for $50,000.

     Between October 2000 and March 2001, the Company issued to Atlas Equity Group, Inc., seven promissory notes aggregating $11,545. The promissory notes bear interest of 10% per annum and were due and payable on dates ranging from January 2001 through June 2001. Atlas Equity is a majority shareholder of the company.

PHOTO AMERICA, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

10.  SUBSEQUENT EVENT

     On April 12, 2001, the Company decided to change its name to Concept Digital, Inc.

     On April 18, 2001, the Company issued a promissory note to Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, for $750. The promissory note bears interest at 10% per annum. The promissory note principal amount and accrued interest are due and payable on July 17, 2001.

     On April 30, 2001, the Company formed Concept Digital Acquisition Corporation ("CDA") under the laws of the State of New York. CDA is authorized to issue 200 shares of common stock of which 100 shares were issued to the Company for services rendered in connection with the formation of the Company.

                             I-ANTIQUEAUCTION.COM.
                         (A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS FINANCIAL STATEMENTS AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2000 AND AS OF DECEMBER 31, 1999 AND FOR THE PERIODS DECEMBER 23, 1999 (DATE
 OF INCEPTION) THROUGH DECEMBER 31, 2000 AND DECEMBER 23, 1999 THROUGH DECEMBER
                                    31, 1999

                             I-ANTIQUEAUCTION.COM.

                          (A DEVELOPMENT STAGE ENTITY)

                               TABLE OF CONTENTS


INDEPENDENT AUDITORS' REPORT                         1

Balance Sheets                                       2

Statements of Operations                             3

Statements of Stockholders' Equity (Deficit)         4

Statements of Cash Flows                            5-6

Notes to Financial Statements                      7-13

                          INDEPENDENT AUDITORS REPORT

To the Stockholders and
Board of Directors
I-antiqueauction.com.
(A Development Stage Company)
Miami, Florida

We have audited the accompanying balance sheets of I-antiqueauction.com. (a development stage company) as of December 31, 2000 and the related statements of operations, changes in stockholders' equity and cash flows for years ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of I-antiqueauction.com. as of December 31, 1999 were audited by other auditors who report dated September 18, 2000, expressed on unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe the audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of I-antiqueauction.com. as of December 31, 2000, and the results of its operations and its cash flows for the years ended December 31, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is development stage company. The realization of a major portion of its assets is dependent upon its ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from this uncertainty.

Salibello & Broder LLP
New York, NY

March 24, 2001

I-ANTIQUEAUCTION.COM.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
ASSETS

                                                 DECEMBER 31, 2000     DECEMBER 31, 1999
                                                 ------------------    -----------------
CURRENT ASSETS:

         Cash                                               $  1,242    $      0
                                                            --------    --------
                  Total current assets                         1,242           0

TOTAL ASSETS                                                $  1,242    $      0
                                                            ========    ========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

         Accounts payable and accrued expenses               $58,187     $ 3,500
         Note payable-related party                            5,000           0
                                                            --------    --------
         Total current liabilities                            63,187       3,500

STOCKHOLDERS' EQUITY:

         Common Stock, par value $.0001 per share;
          50,000,000 shares authorized;
          10,000,000 shares issued and outstanding
          at December 31, 2000 & 1999, respectively            1,000          10
         Additional paid-in capital                            (900)          90
         Deficit accumulated during the development stage   (62,045)     (3,600)
                                                            --------    --------
           Total stockholders' equity                       (61,945)     (3,500)
                                                            --------    --------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $ 1,242      $     0
                                                            ========    ========

              The accompanying notes are an integral part of these
                             financial statements.

I-ANTIQUEAUCTION.COM.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

                                                                                                         FOR THE PERIOD
                                                                      YEAR ENDED                        DECEMBER 23, 1999
                                                                     DECEMBER 31                        (INCEPTION) TO
                                                                2000                  1999              DECEMBER 31, 2000
                                                                ----                  ----              -----------------
DEVELOPMENT STAGE REVENUES                                          $      0               0             $          0

DEVELOPMENT STAGE EXPENSES:

         Amortization                                               $      0        $    100             $        100
         Accounting                                                    5,500           2,500                    8,000
         Bank charges                                                     30               0                       30
         On-line services                                                 75               0                       75
         Domain names                                                 50,000               0                   50,000
         Legal fees                                                    2,339           1,000                    3,339
         Corporate fees                                                  377               0                      377
         Office general                                                   41               0                       41
                                                                    --------        --------                 --------

TOTAL DEVELOPMENT STAGE EXPENSES                                      58,362           3,600                   61,962
                                                                    --------        --------                 --------

         LOSS FROM OPERATION                                      $ (58,362)         (3,600)           $    $(61,962)
                                                                    ========        ========                 ========

         INTEREST EXPENSE                                               (83)               0                     (83)

         NET LOSS                                                   (58,445)         (3,600)                $(62,045)
                                                                    ========        ========                 ========

LOSS PER COMMON SHARE
         Basic                                                    $ (0.0058)     $  (0.0004)
                                                                    ========        ========
Diluted                                                           $     N/A      $       N/A
                                                                   =========    ============

Weighted-average number of common shares outstanding             10,000,000       10,000,000
                                                                  ==========      ==========

              The accompanying notes are an integral part of these
                             financial statements.

I-ANTIQUEAUCTION.COM.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                        DEFICIT
                                                                                                      ACCUMULATED
                                                                  COMMON STOCK          ADDITIONAL    DURING THE
                                                                  ------------           PAID-IN     DEVELOPMENT
                                                             SHARES          AMOUNT      CAPITAL        STAGE          TOTAL
                                                             -------         -------     --------       ------         -----
Balance, December 23, 1999 (inception)                               0   $        0   $        0    $        0    $        0

Common stock issued to related parties for
  management services                                       10,000,000        1,000         (900)            0           100
                                                            ----------   ----------   ----------    ----------    ----------

Loss during development stage for the period December 23,
1999 (inception) through December 31, 1999                           0            0            0        (3,600)       (3,600)
                                                            ----------        -----         ----       -------       -------

Balance, December 31, 1999                                  10,000,000        1,000         (900)       (3,600)     ()3,500)

Loss during development statge for the year
ended December 31, 2000                                              0            0            0       (58,445)      (58,445)
                                                            ----------        -----         ----       -------       -------
Balance, December 31, 2000                                  10,000,000        1,000         (900)      (62,045)      (61,945)
                                                            ==========        =====         ====       =======       =======

I-ANTIQUEAUCTION.COM.
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

                                                                                       FOR THE PERIOD
                                                                                      DECEMBER 23, 1999
                                                                   YEAR ENDED          (INCEPTION) TO
                                                                    DECEMBER 31       DECEMBER 31, 2000
                                                                    -----------       -----------------
                                                                2000          1999
                                                                ----          ----
OPERATING ACTIVITES

DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE               $(58,445)   $ (3,600)   $(62,045)

ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH USED BY
OPERATIONS

AMORTIZATION                                                          0         100         100
INCREASE (DECREASE) IN ACCOUNTS PAYABLE AND ACCRUED EXPENSES     54,687       3,500      58,187
                                                                 ------       -----      ------

     NET CASH USED BY OPERATING ACTIVITIES                       (3,758)          0      (3,758)
                                                                 ------       -----      ------

INVESTING ACTIVITIES:

     NET CASH USED FOR INVESTING ACTIVITIES                           0           0           0
                                                                 ------       -----      ------

FINANCING ACTIVITIES

     PROCEED FROM SHORT TERM BORROWINGS-NET                       5,000           0       5,000
                                                                 ------       -----      ------

      NET CASH USED FOR FINANCING ACTIVITIES                      5,000           0       5,000
                                                                 ------       -----      ------

      INCREASE (DECREASE) IN CASH                                 1,242           0       1,242
                                                                 ------       -----      ------
      CASH, BEGINNING OF YEAR                                         0           0           0
                                                                 ------       -----      ------
      CASH, END OF YEAR                                        $  1,242    $      0    $  1,242
                                                               ========    ========    ========

              The accompanying notes are an integral part of these
                             financial statements.

I-ANTIQUEAUCTION.COM.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 23, 1999 (INCEPTION) TO DECEMBER 31, 2000

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

         During the year ended December 31, 2000 and for the cumulative period December 23, 1999 (inception) to December 31, 2000, the Company did not pay any interest.

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING ACTIVIITES

         The Company entered into the following non-cash transactions:

         During the period ended December 31, 1999, the Company issued 100,000 shares of common stock in consideration of management services to I-Incubator.Com, Inc. formerly known as Master Communications, Corp. The transaction was valued at $100. (See note 7).

              The accompanying notes are an integral part of these
                             financial statements.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.   ORGANIZATION

     I-antiqueauction.com ("the COmpany"( was incorporated on December 23, 1999 under the laws of the State of Delaware. The Company's operations have been devoted primarily to structuring and positioning itself to take advantage of opportunities available in the internet industry. The Company intends to grow through internal development, strategic alliances and acquisitions of existing business. The company has the authority to issue 50,000,000 shares of common stock. The Company is a development stage company and has had limited activity.

2.   SUMMARY OF SUGNIFICANT ACCOUNTING POLICIES

     USE OF ESTIMATE

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the financial statements and reporting period. Accordingly, actual results could differ from those estimates.

CASH AND CASH EQUIVALNETS

     For purpoases of reporting cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

CARRYING VALUES

     The Company reviews the carrying values of its long-lived and identifiable intangible assets for possible impairment. Whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable, the Company will reduce the carrying value of the assets and charge operations in the period the impairment occurs.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     MANAGEMENT DECISION NOT TO CONSOLIDATE

     Statement of Financial Accounting Standards ("SFAS") No. 94, "Consolidation of All Majority Owned Subsidiaries", encourages the use of consolidated financial statements between a parent company and its subsidiaries unless:

     a)  Control is likely to be temporary,

     b)   Control does not rest with the majority owner(s), or

     c) Minority shareholders have certain approval or veto rights that allow them to exercise significant control over major management decisions in the ordinary course of business.

The management of Incubator intends to spin off the Company and believes that its control is temporary. Therefore, management believes that separate financial statements are appropriate and properly reflect current operating results.

     INCOME TAXES

         The Company utilizes Statement of Financial Standards ("SFAS") No. 109, "Accounting for Income Taxes", which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The accompanying financial statements have no provisions for deferred tax assets or liabilities.

     NET LOSS PER SHARE

         The Company has adopted SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing the loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed in a manner similar to the basic loss per share, except that the weighted-average number of shares outstanding is increased to include all common shares, including those with the potential to be issued by virtue of warrants, options, convertible debt and other such convertible instruments. Diluted earnings per share contemplates a complete conversion to common shares of all convertible instruments only if they are dilutive in nature with regards to earnings per share. Since the Company has incurred net losses for all periods, and since there are no convertible instruments, basic loss per share and diluted loss per share are the same.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

     FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107 "Disclosures about Fair Value of Financial Instruments" requires the disclosure of the fair value of financial instruments. The Company's management, using available market information and other valuation methods, has determined the estimated fair value amounts. However, considerable judgment is required to interpret market data in developing estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize in a current market exchange.

3.   RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

         In June 1997, the Financial Accounting Standards Board (`FASB") issued SFAS No. 130, "Reporting Comprehensive Income". This statement requires companies to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. SFAS No. 130 is effective for financial statements issued for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 130 will not have a material effect on the Company's financial statements.

     In June 1997, FASB issued SFAS No. 131, "Disclosure About Segments of an Enterprise and Related Information". This statement establishes additional standards for segment reporting in financial statements and is effective for financial statements for fiscal years beginning after December 15, 1997. Management believes that SFAS No. 131 will not have a material effect on the Company's financial statements.

         In April, 1998, the American Institute of Certified Public Accountants issued Statement of Position No. 98-5, "Reporting for Costs of Start-Up Activities", ("SOP 98-5"). The Company is required to expense all start-up costs related to new operations as incurred. In addition, all start-up costs that were capitalized in the past must be written off when SOP 98-5 is adopted. The Company's adoption did not have a material impact on the Company's financial position or results of operations.

         SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", is effective for financial statements issued for fiscal years beginning after June 15, 1999. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. Management does not believe that SFAS No. 133 will have a material effect on its financial position or results of operations.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

     SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after The Securitization of Mortgage Loans Held for Sale by Mortgage Banking Enterprises", is effective for financial statements issued in the first fiscal quarter beginning after December 15, 1998. This statement is not applicable to the Company.

     SFAS No. 135, "Rescission of FASB Statement No. 75 and Technical Corrections", is effective for financial statements issued for fiscal years beginning February, 1999. This statement is not applicable to the Company.

4.   DEVELOPMENT STAGE OPERATIONS AND GOING CONCERN MATTERS

     The Company's initial activities have been devoted to developing a business plan, structuring and positioning itself to take advantage of opportunities available in the internet industry and raising capital for future operations and administrative functions.

     The ability of the Company to achieve its business objectives is contingent upon its success in raising additional capital until adequate revenues are realized from operations.

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the financial statements, development stage losses from December 23, 1999 (inception) to December 31, 2000 aggregated 62,045. The Company's cash flow requirements during this period have been met by contributions of capital and debt financing. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.

     The financial statements do not include any adjustments relating to the recoverability and classification of assets or liabilities that might be necessary should the Company be unable to continue as a going concern.

5.   INCOME TAXES

     No provisions for income taxes have been made because the Company has sustained cumulative losses since the commencement of operations. At December 31, 2000 and December 31, 1999, the Company had net operating loss carryforwards ("NOL's") of $62,045 and $3,600, respectively, which will be available to reduce future taxable income and expense in the year ending December 31, 2015 and 2014, respectively.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS

In accordance with SFAS No. 109 the Company has computed the components or deferred income taxes as follows.

                                    December 31,   December 31,
                                        2000          1999
                                        ----          ----
Deferred tax assets                   $ 24,508    $  1,422
Valuation allowance
                                      (24,508)     (1,422)
                                      --------    --------

Deferred tax asset, net               $     --    $     --
                                      ========    ========

At December 31, 2000 and December 31, 1999, a valuation allowance has provided and realization of the deferred tax benefit is not likely.

The effective tax rate varies from the U.S. Federal statutory tax rate for both the periods ended December 31, 2000 and December 31, 1999, principally due to the following
                  U.S. statutory tax rate              34%
                  State and local taxes                5.5
                  Valuation allowance               (39.5)
                                                     -----

                  Effective rate                       - %
                                              ============

6.   ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses at December 31, 2000 and December 31, 1999 consisted of the following:

                                                         December 31,             December 31,
                                                               2000                     1999
                                                         ------------------       ----------
        Accounts payable                                 $        3,959           $       0
        Accrued expenses                                          4,000               3,500
        Due to related parties                                   50,145                   0
        Accrued interest                                             83                   0
                                                            -----------          ----------

        Total accounts payable accrued expenses          $       58,187           $   3,500
                                                         ==============           =========

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

7.   STOCKHOLDERS' EQUITY

     On December 23, 1999 the Company issued 100,000 restricted common shares to I-Incubator.com, Inc. ("Incubator"), formerly known as Master Communication Corp. in consideration for services rendered in formation of the company valued at $100.

     On October 10, 2000, the Company authorized a forward split of 100 to 1 on its common stock. Immediately following the split Incubator owned 10,000,000 restricted common shares.

8.   RELATED PARTY TRANSACTIONS

     The Company has received funds from Incubator to meet various working capital requirements. These advances totaled $145 and are non-interest bearing and due on demand.

     On September 1, 2000, the Company entered into an agreement with Michael D. Farkas, the director of Incubator, a related party to purchase two domain names, I-AntiqueAuction.com and I-AntiqueAuction.net, for $50,000.

     On October 25, 2000, the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of Incubator), for principal sum of $3,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on January 24, 2001.

     On November 10, 2000 the Company executed a note payable to Atlas Equity Group, Inc., a related party, beneficial owner of which is Michael Farkas (Director of I-Incubator) for a principal sum of $2,000 at a rate of 10% per annum. The entire principal amount and accrued interest are due and payable on February 9, 2001.

I-ANTIQUEAUCTION.COM
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

9.   SUBSEQUENT EVENT

During the first quarter ending March 31, 2001, the Company issued a series of promissory notes to Atlas Equity Group, Inc., a related party in which Michael
D. Farkas is a beneficial owner, for an aggregating sum of $5,445.00 at a rate of 10% per annum. The promissory notes principal amounts and accrued interest are due and payable on dates ranging from April 2001 to June 2001.

On January 19, 2001, the Company entered into an agreement and plan of distribution ("spin-off") with Incubator. Upon spin-off, the shareholders of I-Incubator received 0.4111 shares of the Company's common stock for each share of Incubator owned as of February 13, 2001, totaling 10,008,585 common shares. As a result of this spin-off and share distribution Atlas Equity Group, Inc., a related party, in which Michael D. Farkas is a beneficial owner, received 2,105,498 shares, representing approximately 21% of the Company's outstanding common stock and The Farkas Group, Inc., in which Michael D. Farkas is a beneficial owner, received 1,356,630 shares representing approximately 13.5% of the Company's common stock.

ITEM 8. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

The Company's accountant is Salibello & Broder, C.P.A. of New York City, New York. The Company does not presently intend to change accountants. At no time has there been any disagreements with such accountants regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Company initially engaged Salibello & Broder, C.P.A. to render accounting services on December 15, 2000. Our previous accountant was John Abitante, CPA of Berenfeld, Spritzer, Shechter & Sheer, 7700 N. Kendall Drive, Suite 805, Miami, Florida 33156.

                              CONCEPT DIGITAL, INC.

                          4,032,978 Shares Common Stock

                                   PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   July , 2001

PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

     `Section 145 of the General Corporation Law of Delaware ("DGCL") provides that directors, officers, employees or agents of Delaware corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys' fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. Section 145 also provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by them in connection with a derivative suit bought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

     The registrant's Certificate of Incorporation provides that the registrant shall indemnify any and all persons whom it shall have power to indemnify to the fullest extent permitted by the DGCL.Article VII of the registrant's by-laws provides that the registrant shall indemnify authorized representatives of the registrant to the fullest extent permitted by the DGCL. The registrant's by-laws also permit the registrant to purchase insurance on behalf of any such person against any liability asserted against such person and incurred by such person in any capacity, or out of such person's status as such, whether or not the registrant would have the power to indemnify such person against such liability under the foregoing provision of the by-laws.

Item 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.

Securities and Exchange

Commission registration fee         $     100
Legal fees and expenses (1)         $  12,500
Accounting fees and expenses (1)    $   7,500
Miscellaneous (1)                   $       0
Total (1)                           $  15,100

(1) Estimated.

Item 26. RECENT SALES OF UNREGISTERED SECURITIES.

     On December 23, 1999, the Company issued 100,000 shares to i-Incubator as a wholly owned subsidiary of i-Incubator.com, Inc. and 100,000 shares were issued to i-Incubator.com, Inc. in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). Such shares met the requirements for this exemption since i-Incubator.com, Inc. was qualified in terms of financial sophistication and had access to material information about the Company. On October 10, 2000, the Shareholder and Director of i-AntiqueAuction.com, Inc. authorized a 100 for 1 forward stock split increasing the amount of outstanding shares owned by i-Incubator.com, Inc., the sole shareholder, to 10,000,000 shares. -[

     On January 19, 2001, i-Incubator authorized the spin off and distribution of its common stock of Concept Digital, Inc. to its shareholders of record at the rate of .411 shares of Concept Digital, Inc. for each i-Incubator share owned. Pursuant to Question 7 of the Staff Legal Bulletin No. 4 from the Division of Corporate Finance, Securities and Exchange Commission dated September 16, 1997 securities received by shareholders in a spin-off that meet the conditions described in response to Question 4, generally are not "restricted securities". The shares which were distributed pursuant to the spin-off are free trading since the spin-off met the requirements of Question 4 as set forth:

     o I-Incubator shareholders did not provide consideration for the spun-off shares
     o The spin-off was pro-rata to the i-Incubator shareholders as set forth above;
     o I-Incubator provided adequate information about the spin-off and Concept Digital to its shareholders and to the trading markets since Preliminary and Definitive 14C Information Statements were filed with the Securities and Exchange Commission and the Definitive 14C Information Statement was forwarded to the i-Incubator shareholders;
     o i-Incubator had a valid business purpose for the spin-offs as set forth in the 14C Definitive Information Statement.
     o Since the spin-off satisfies the conditions described above, then i-Incubator did not have to hold the "restricted securities" for two years pursuant to this requirement

The following sets forth the shareholders and the amount of our shares received in the spin off:

ATLAS EQUITY GROUP INC                           2,105,498
REBECCA BROCK                                      101,089
THE FARKAS GROUP INC                             1,356,630
MICHAEL D. FARKAS                                   30,833
TEMPLE KOL EMETH OF GEORGIA                        102,775
GSM COMMUNICATIONS INC                           1,133,403
JAMEE KALIMI                                        51,388
ON MARK ENTERPRISES INC                            616,650
MATTHEW SHER                                       102,775
RICHARD I. ANSLOW                                   15,868
BANK AUGUST ROTH                                     4,070
ANTHONY C. CAMPIONE                                     41
CEDE & CO                                        1,027,370
SHAREI CHESED                                      204,265
SCOT COHEN                                         330,855
ALAN CORNELL                                         4,070
JANE CORNELL                                         4,070
LAUREN CORNELL                                       4,070
THOMAS DALE AND MAUREEN DALE JT TEN                 20,555
RICHARD DUBNOFF                                    123,330
ECLIPSE FINANCE LTD                                 28,736
JAMES A FAVIA                                        4,070
FIRST SECURITY INVESTMENTS INC                      17,883
NAOMI FISHMAN                                        3,022
SHIMON FISHMAN                                       3,022
CONGREGATION BETH HAMEDRASH                        184,995
DAVID HICKS                                          4,111
JERRY HOROWITZ                                       4,070
RICHARD HOROWITZ                                     4,070
ALAN JABLON                                          4,070
DAVID S JONTIFF                                      8,222
JAMEE KALIMI                                        41,110
KIM E. KNIGHTES                                      3,124
KULAT COMMUNICATIONS INC                             6,167


WH FUNDING LLC                                      41,110
DEAN B MERCHANT & PAMELA G. MERCHANT JT TEN             10
KENNETH MICHAEL                                         82
NET VANTAGE INC                                     28,736
JOHN OGLE                                           28,736
SAMUEL N RITTER                                      4,111
RICARDO RODRIGUEZ                                    2,056
ROMANO LIMITED                                     946,656
SAALIB - DR V. HYSLUP - AMELIA INVESTMENTS LTD      28,736
ERIC SEIDEN                                        102,775
CAROLYN SHER                                        58,787
CAROLYN SHER                                         7,585
IRWIN SHER                                           2,528
IRWIN SHER AND MARSHA SHER                          29,599
KENNETH SHER                                         7,585
MARSHA SHER                                          2,528
JACKIE STETSON                                       4,070
JENNIFER STETSON                                     4,070
TITAN CORPORATION LIMITED                          457,812
CHRIS VALLEY                                         4,111
PAUL M VARTELAS                                        206
JOHN J. WARD                                        28,366
ELI WASHSREGER                                     147,996
RICHARD WHALEN                                      41,110
CONGREGATION OF SHAREI YESHUA                      107,914
CHASDAI YICHZOK                                    203,368
JOSEPH ZANDSTRA                                     20,555
CONGREGATION OF SHAREI ZION                         41,110

On March 7, 2001, the directors of the Company authorized a 3.3 -1 reverse stock split of the outstanding shares decreasing the total shares outstanding to 3,032,978.

Item 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)      Exhibits:

The following exhibits are filed as part of this registration statement:

EXHIBIT           DESCRIPTION

     3.1  Certificate of Incorporation of Concept Digital, Inc.

     3.2 Certificate of Amendments of the Certificate of Incorporation of Concept Digital, Inc.

     3.3  By-laws of Concept Digital, Inc.

     5.1  Opinion of Anslow & Jaclin LLP

     7.1  Consent of Salibello & Broder LLP

     23.2 Consent of Anslow & Jaclin LLP (included in Exhibit 5.1)

     24.1 Power of Attorney (included on page II-6 of the registration statement)

Item 28. UNDERTAKINGS.

(A)  The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and

          (iii) Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) Undertaking Required by Regulation S-B, Item 512(e).

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(C) Undertaking Required by Regulation S-B, Item 512(f)

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 25th day of July, 2001.

                                  Concept Digital, Inc.

                                  By: /s/ Jamee Kalimi
                                  ----------------------
                                          Jamee Kalimi
                                          President and Secretary

                                POWER OF ATTORNEY

     The undersigned directors and officers of Concept Digital, Inc. hereby constitute and appoint Jamee Kalimi, with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that such attorneys-in-fact, or any them, or their substitutes, shall lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                           TITLE                     DATE

/s/ Jamee Kalimi                    President                 July 25, 2001
Jamee Kalimi                        Secretary and Director